LEASE

Between

FOUR INDUSTRIAL WAY HOLDINGS LLC, Landlord

and

WAYSIDE TECHNOLOGY GROUP, INC., Tenant

Dated:

March 4, 2016

TABLE OF CONTENTS

AGREEMENT OF LEASE

Between **FOUR INDUSTRIAL WAY HOLDINGS, LLC**, a limited liability company of the State of New Jersey (hereinafter called "Landlord"), and **WAYSIDE TECHNOLOGY GROUP, INC.**, a corporation of the State of Delaware (hereinafter called "Tenant").

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1) Date of Lease: March ____, 2016

(2) Exhibits: The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

Exhibit A: Floor Plan(s)
Exhibit B: Landlord's Work
Exhibit C: Tenant's Reserved Parking

(3) Building: That certain three-story office building containing approximately **80,000** square feet located at 4 Industrial Way West, Eatontown, New Jersey 07724 of which Landlord is the owner in fee simple.

(4) Premises or Demised Premises:

A portion of the 3rd floor, shown as Tenant Area on Exhibit A. The Demised Premises consists of 20,000 +/- rentable square feet, which measurement will be confirmed pursuant to Article 6B. The Building is subject to an add-on-factor of sixteen and ½ percent (16.5%).

(5) Land: On Tax Assessment Map of the Borough of Eatontown, Monmouth County, New Jersey. Block 3702, Lot 31.

(6) Term: **Ten (10) years and seven (7) months** (subject to Section 35).

(7) Fixed Rent: The Annual Fixed Rent shall be $20.00 per rentable square foot. Fixed Rent shall increase by fifty cents (.50) annually.

(8) Rent Concession: Landlord shall provide Tenant with seven (7) months of Fixed Rent Concessions to be taken in months 1, 13, 25, 37, 49, 61 and 73 of the Lease Term.

(9) Utility Charge: The Demised Premises to be separately metered by digital meter. Landlord shall bill Tenant for Tenant's electric usage monthly. Said Utility charge shall be paid in the same manner as Tenant's Rent in accordance with Section 3 of the Lease.

(10) Tenant's Percentage: **Twenty-five and 00/100 (25%)** percent based upon the square footage set forth in item (4), above. The Tenant's Percentage shall be confirmed pursuant to Article 6.B.

(11) Base Year: 2016

(12) Security: $66,667.00

(13) **Commencement Date:**

Anticipated to be July 1, 2016; provided, however, this date is subject to adjustment in accordance with the provisions of Article 6, below.

(14) Termination Date: The last day of the one hundred twenty-seventh (127th) month of the Lease Term.

(15) Permitted Use: Executive and General Office, and any other lawful use

(16) Tenant's Address:

Prior to the Commencement Date:

____

____

After the Commencement Date:

4 Industrial Way West
Third Floor
Eatontown, New Jersey 07724

With a copy to:

McCarter English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Attn: David Sorin, Esq.

(17) Landlord's Address: c/o The Donato Group
2-12 Corbett Way
Eatontown, New Jersey 07724

(18) Broker: Landlord and Tenant each represent that it dealt with Jones Lang LaSalle as Broker for Tenant in connection with the negotiation, execution and delivery of this Lease who shall be paid a commission by Landlord pursuant to a separate written agreement. Each party shall defend, indemnify and hold the other harmless from and against any claims or demands for any brokerage commissions, finder's fees and/or other compensation resulting from a breach by it of the foregoing representation.

WITNESSETH:

1. DEMISE OF PREMISES. Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the Term together with the non-exclusive right of Tenant to all of the common areas of the Land, including the non-exclusive right to parking at the Demised Premises.

2. TERM. The Term shall commence on the Commencement Date (subject to Article 6 hereof) and shall end on the Termination Date or on such other date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. Whenever reference is made in this Lease to "Lease Year", the same shall mean each twelve (12) month period commencing on the Commencement Date or such anniversary thereof and terminated one year after the Commencement Date or such anniversary thereof.

3. RENT.

A. The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, plus such additional rent, electric, and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord at Landlord's address set forth herein, or at such other place or to such other person as Landlord may designate pursuant to the notice provisions of this Lease, in lawful money of the United

States of America. Fixed Rent, additional rent and other charges hereunder are sometimes collectively referred to herein as "rent".

B. Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefore and without any counter-claim, set-off or deduction whatsoever (except as specifically set forth herein), and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

C. There shall be a late charge equal to five percent (5%) on all payments of rent hereunder which are made after the first of the month. The parties agree the foregoing represents fair and reasonable compensation to the Landlord for Landlord's costs incurred if Tenant's fails or refuses to pay rent, the actual amount of which would be impractical to discern.

D. Whenever in this Lease Tenant is required to pay additional rent or other charges to Landlord, Landlord shall have all remedies for the collection thereof that it may have for the non-payment of Fixed Rent hereunder.

E. If, by reason of any of the provisions of this Lease, the obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated per diem based upon the actual number of days in the applicable month.

4. FIXED RENT ADJUSTMENT.

A. As used in, and for the purposes of this Article:

(i) "Taxes" shall mean real estate taxes and assessments, special or otherwise, levied upon or with respect to the Building and the Land or upon the Fixed Rent or additional rent, imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment (but only to the extent of the corresponding reduction of taxes payable by Tenant hereunder)) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for the operation thereof, provided that if, because of any change in the method of taxation of real estate, any other or additional tax or assessment is imposed upon Landlord or upon or with respect to the Land and/or Building or the rents or income therefrom, as or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or personal property tax of the type referred to above, such other tax or assessment shall also be deemed a real estate tax but only to the extent of the corresponding reduction of other taxes. Any taxes resulting from any special improvements, upgrades, or fixturing for any other tenant at the property shall be excluded from the calculation of "taxes".

(ii) "Operating Expenses" shall mean and include those expenses incurred in respect to the operation, maintenance, management and safekeeping of the Land and Building in accordance with accepted principles of sound management and accounting practices

as applied to the operation, maintenance and safekeeping of first class office buildings. Such expenses shall include any and all expenses for capital improvements made to the Land or Building, including, but not limited to, the parking lot; provided, however, that the cost of such capital improvements shall be amortized over the useful life of the same in accordance with generally accepted accounting principles. Accordingly, such amortized amount shall be added to the operating expense for each year of the item's usable life. Such expenses shall not include interest and amortization payments on any mortgage or mortgages, depreciation and rental under any ground or underlying lease or leases and/or any electricity paid for by any tenant of the Building. Operating Expenses shall be limited to the reasonable cost of materials or services provided. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include: ground lease rents; depreciation; interest; principal payments of mortgage and other non-operating debts of Landlord; property and/or building management fees in excess of 5% of the Fixed Rent; the cost of repairs or other work to the extent Landlord is reimbursed by insurance (or would be covered if the insurance required hereunder were in place) or condemnation proceeds; cost of services provided to less than all tenants of the Building; costs reimbursed by specific tenants of the Building; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of real estate taxes or Operating Expenses, violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority; costs and expenses associated with the investigation, monitoring, removal, cleanup or remediation of any hazardous materials, any restoration in connection therewith or compliance with any environmental laws; costs of insurance deductibles or self-insurance; duplicative charges; costs for services provided by any affiliate of Landlord the cost of which is in excess of that for services provided pursuant to an arm's-length contract; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; costs of original construction of the Building or any expansion, remodeling or renovation thereof (as distinguished from maintenance and repair) and costs of correcting defects therein; expenses resulting from the negligence of Landlord, its agents, servants or employees; any items for which Landlord is or is entitled to be reimbursed or compensated; the cost of compliance with legal requirements (including, without limitation, the Americans With Disabilities Act); costs of replacing, repairing or restoring the Property or any portion thereof in the event of a casualty of any type, regardless of whether insurable or uninsurable, insured or uninsured.

(iii) "Base Expenses" shall mean the Operating Expenses for the Base Year.

(iv) "Lease Year" shall mean each calendar year in which occurs any part of the Term subsequent to the Base Year.

(v) "Tax Year" shall mean each calendar year in which occurs any part of the Term.

B. Within 120 days after the end of each Lease Year, Landlord will furnish Tenant a statement which shall show a comparison of the Operating Expenses for the preceding Lease Year to the Base Expenses. On the first day for the payment of Fixed Rent hereunder following the furnishing of such comparative statement which is at least thirty (30) days following the furnishing of such statement, (i) Tenant shall pay to Landlord a sum (the "Operating Expense Increase") equal to the Operating Expenses for the preceding calendar year less the Base Expenses multiplied by Tenant's Percentage, (ii) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the expense increase multiplied by the number of months then elapsed commencing with the first day of the current Lease Year and, in advance, one-twelfth (1/12th) of the expense increase in respect of the then current month; and (iii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Fixed Rent payable under this Lease shall be increased by an amount equal to one-twelfth (1/12th) of the expense increase.

C. At the end of the Base Year, Landlord will furnish Tenant a statement which shall show a comparison of the taxes for the then current Tax Year over the Base Year. The increase, if any, of taxes for the then current Tax Year over the tax base, when multiplied by Tenant's Percentage, is herein referred to as the "tax increase". On the first day for the payment of Fixed Rent hereunder following the furnishing of such comparative statement which is at least thirty (30) days following the furnishing of such statement, (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the tax increase multiplied by the number of months elapsed commencing with the first day of the then current Tax Year and, in advance, one-twelfth (1/12th) of the tax increase in respect of the then current month; and (ii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Fixed Rent payable under this Lease be increased by an amount equal to one-twelfth (1/12th) of the tax increase.

D. If Tenant shall dispute in writing any specific item or items included by Landlord in any statement furnished by Landlord to Tenant and such dispute is not amicably settled between the Landlord and Tenant within thirty (30) days after statement therefor has been rendered, Tenant shall continue to pay such disputed amount, without right of setoff, until such time as the parties have reached a final resolution of the issue whether through negotiation, settlement or judicial intervention.

E. If during all or part of any Lease Year, including the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building, because construction of the Building is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purpose of computing the amount of the total Operating Expense for such Lease Year (including the Base Year), the amount of the expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses that reasonably would have been incurred during such period by Landlord if the Building during that year enjoyed a ninety-five (95%) percent occupancy rate.

F. Landlord shall keep, for a period of two (2) years after statements are rendered as provided in this Article 4, records in reasonable detail of the items covered by such statements and shall permit Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such statements, at reasonable times during Business Hours. If an audit reveals that Landlord's calculation of the annual Operating Expense or Tenant's tax increase has been overstated, Landlord shall refund any overpayment to Tenant, which refund, at Tenant's option, may be paid via a credit against future obligations of Tenant; and if any such increase has been overstated by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable cost of such audit, not to exceed thirty-three percent (33%) of the amount of such overstatement.

5. SECURITY. Tenant has deposited the Security with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, beyond any applicable notice and/or cure period, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rents as to which Tenant is in default beyond any applicable notice and/or cure period or for any sum which Landlord may expend or may be required to expend in accordance with this Lease by reason of Tenant's default beyond any applicable notice and/or cure period in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Premises as permitted herein. To the extent that Landlord, during the Term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, within five (5) days after written notice restore the Security to its original amount. The Security (less any portions thereof used, applied, or retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant within thirty (30) days after the termination date (or after such other date when the Term may expire or be terminated, without the fault of Tenant, pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the Premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall transfer the Security to the vendee or lessee, and Landlord, upon assumption of the security by vendee or lessee by written agreement, shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6. COMPLETION AND POSSESSION.

A. Landlord shall exercise reasonable diligence and shall use best efforts to complete the items set forth on Exhibit B, entitled "Landlord's Work", on or before **July 1, 2016** ("Anticipated Commencement Date") subject to delay by causes beyond the reasonable control of Landlord or by the action or inaction of Tenant. Landlord shall provide Tenant with a build out the cost of which shall not exceed forty-two dollars ($42.00) per rentable square foot ("Improvement Allowance") towards the Landlord's Work. Any additional costs above the Improvement Allowance approved by Tenant shall be at Tenant's sole cost and expense. The

following items shall be specifically excluded from the Landlord's Work: data and furniture wiring, data infrastructure, access control systems, furniture, security/ access control systems, supplemental HVAC and backup Generators ("Tenant's Work"). Tenant, by executing this Lease hereby approves Tenant's floor plan as set forth on Exhibit A and the Landlord's Work as set forth on Exhibit B. If Landlord is unable to deliver possession on or before the Anticipated Commencement Date, then Tenant shall be entitled to one (1) day's abatement of Rent for each day of such delay until the Commencement Date, except to the extent such delay is caused by Tenant's failure to act within any time frame specified herein with regard to Landlord's Work. Tenant shall have the right to terminate this Lease upon **thirty (30)** days' written notice to Landlord, provided during said **thirty (30)** day notice period, Landlord shall have the right to deliver the Demised Premises in accordance with the terms of this Lease and, in such case, the delivery of the Demised Premises shall nullify Tenant's termination notice. Should Landlord fail to deliver the Demised Premises within **thirty (30)** days after Tenant's notice, this Lease shall terminate and Landlord will promptly return to Tenant any prepaid Rent. Notwithstanding the foregoing, Tenant agrees not to terminate this Lease before October 1, 2016, provided Landlord has diligently pursued and continues to diligently pursue completion of Landlord's Work and Landlord's Work can reasonably be completed by October 1, 2016. The parties hereto agree that this Article 6 constitutes an express provision as to the time in which Landlord has to complete Landlord's Work and, except as expressly set forth herein to the contrary, Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to any law now or hereafter in force.

B. The Premises shall be deemed substantially complete upon the issuance of a certificate of occupancy (temporary, if the conditions to same do not unreasonably interfere with the Tenant's use and enjoyment of the Premises, or final) following completion of Landlord's Work. Upon such substantial completion, Landlord shall have the Premises measured in accordance with ANSI BOMA standards, which shall determine the rentable area of the Premises for all purposes hereunder.

C. Except as expressly permitted by Paragraph E. below, Tenant, by entering into possession of the Premises and the use thereof for its operations, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder and that the Premises are in satisfactory condition as of the date of such possession, subject to punch list items and latent defects. Tenant shall be required to furnish Landlord with a punch list for the Premises within 30 days after occupancy. Landlord shall complete Tenant's construction punch list within thirty (30) days after receipt of the punch list.

D. In the event possession of the Premises is delivered to Tenant pursuant to this Article 6 on a day other than the Commencement Date set forth in the Preamble to this Lease (herein referred to as the "Possession Date"), then the Commencement Date shall be deemed to be the same day as the Possession Date and the Termination Date set forth in the Preamble to this Lease shall be adjusted accordingly and the Term of the Lease, as also set forth in said Preamble, shall remain the same. For purposes of this Article 6D, the term "possession" shall mean Tenant's occupancy for the purpose of conducting business, and not merely Tenant's access to complete Tenant's Work as contemplated in Article 6E, below.

E. Tenant shall have the right to enter into the Demised Premises at any time prior to the Commencement Date to complete its initial installation of such things as furniture, telephone and computer wiring, installation of trade fixtures, equipment and any other work which may be approved by Landlord. Tenant's right to enter into the Demised Premises prior to the Commencement Date shall be subject to the following limitations:

(i) Tenant shall only use insured professional contractors to complete any work in the Demised Premises;

(ii) Any work to be completed prior to the Commencement Date shall be coordinated with and through Landlord so as not to interfere with Landlord's operations; and

(iii) Tenant's work in the Demised Premises shall not be performed at such times or in such manner so as to delay Landlord in completion of the Landlord's Work.

7. USE OF PREMISES.

A. The Premises shall be used and occupied only for the Permitted Use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any certificate of occupancy for the Building or Premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair or materially and adversely affect any of the Building services or the proper and economical heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or materially and adversely affect the use of any of the other areas of the Building by, or occasion unreasonable discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

B. If any governmental license or permit (other than the certificate of occupancy required to be obtained by Landlord pursuant to Article 6 hereof, if required by the applicable municipality) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

C. If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the Premises, the rate for any insurance Landlord is required hereunder to carry shall be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of such insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure by Tenant, and Tenant shall make such reimbursement upon the first day of the first full month following the billing to Tenant of such additional cost by

Landlord. Landlord represents and warrants that Tenant's use of the Premises for the Permitted Use shall not cause an increase in Landlord's insurance rates.

8. REPAIRS, REPLACEMENTS, ALTERATIONS.

A. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the Demised Premises and fixtures in good working order and condition except (1) structural and roof repairs, (2) maintenance, repair and replacement (as necessary) of building systems located outside of or serving areas other than the Demised Premises, (3) repairs as may be required of Landlord in furnishing the services specified in Article 10 hereof, and (4) repairs and alterations required to be made by Landlord pursuant to Article 13 hereof. The cost of all of the foregoing shall be deemed "Operating Expenses", subject to the provisions of Article 4A (ii), above.

All repairs made by Tenant shall be at least equal in quality to the work currently incorporated into the Demised Premises. Tenant shall not make any structural installations, alterations, additions or improvements in or to the Demised Premises without first obtaining Landlord's written consent thereto not to be unreasonably withheld, conditioned or delayed, and shall make the same and all structural repairs only between such hours and by such contractors or mechanics as may be supplied or approved by Landlord in its reasonable discretion. Non-structural installations, alterations additions and improvements shall not require Landlord's prior written consent. All alterations, decorations, installations, additions or improvements upon the Demised Premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant's furniture and trade fixtures, shall, unless Landlord elects otherwise become the property of Landlord and shall remain upon, and be surrendered with, said Premises, as a part thereof, at the end of said Term or Renewal Term, as the case may be. Notwithstanding anything to the contrary in the foregoing or otherwise in this Lease, the Tenant shall not be required to obtain the Landlord's consent to any repair, replacement, alteration, improvement or addition that costs less than **$25,000.00** per annum in the aggregate.

B. If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises, the Land or the Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record or bonded within sixty (60) days after the Tenant receives a notice of filing thereof, and shall, in the event it is due to Tenant, also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

C. In the event Tenant makes any repairs, replacements, or alterations in or to the Demised Premises, any contractors or subcontractors employed by Tenant shall use commercially reasonable effects to minimize jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work on its behalf within the Building at least seven (7) days prior to the beginning of any permitted work to the extent notice and consent of Landlord is required. Landlord reserves the right to reject any

proposed contractors and/or subcontractors Landlord reasonably believes will cause a labor dispute. In the event of any strike or dispute, Tenant will cause any persons involved in such work to leave the Demised Premises immediately after receipt of notice from Landlord demanding the same.

D. Landlord shall allow Tenant to install an Auxiliary Generator on the Premises at Tenant's sole cost and expense for their proprietary use. Tenant must obtain Landlord's reasonable approval as to the location of said Auxiliary Generator. Tenant may, at its option, remove such generator at any time during the Term.

9. COVENANTS.

A. Tenant covenants and agrees that Tenant will:

(i) Faithfully observe and comply with any Rules and Regulations which Landlord may make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation, maintenance or safekeeping of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict, the provisions of this Lease shall control, (ii) provided that the Rules and Regulations are evenly applied to all tenants, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations upon any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

(ii) Upon 24 hours prior notice (except in an emergency), permit Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours, for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease, provided Landlord shall not store within the Premises any materials, tools or equipment. Tenant may require Landlord as a condition of such right of entry to require a representative of Tenant to accompany Landlord. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord's interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Premises or Building or any parts thereof other than as herein provided. Landlord will use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises.

(iii) Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, unless caused by the negligence, acts or omissions of Landlord, its employees, agents or servants.

(iv) Not bring or keep in the Premises any property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes herein specified.

(v) Not violate, or permit the violation of, any reasonable conditions imposed by Landlord's insurance carriers, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

(vi) Permit Landlord, upon prior reasonable notice during Business Hours with the six (6) month period immediately preceding the termination date with respect to all or any part of the Premises, to show the same to prospective new tenants. Landlord will use commercially reasonable efforts to minimize interference with Tenant's operations at the Demised Premises.

(vii) Quit and surrender the Premises at the expiration or earlier termination of the Term in good condition, broom clean, reasonable wear and tear and damage that is not Tenant's obligation hereunder to repair excluded; and shall remove all installations, alterations, additions and improvements, including partitions which may have been installed by Tenant, subject to Landlord's exercise of the election provided in Article 8, and Tenant's removable trade fixtures and furniture. Tenant's obligations to observe and perform this covenant shall survive the said expiration or earlier termination of this Lease. Landlord agrees Tenant shall not be required to remove or restore the initial Landlord's Work.

(viii) At any time and from time to time upon not less than ten (10) days prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying to the extent accurate that this Lease is unmodified and in full force and effect except as modified (and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the current actual knowledge of the signer of such certificate, without independent investigation, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground of underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein.

(ix) Except for any negligent or intentional acts of Landlord, indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the Demised Premises as well as from the use and occupancy of the Premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from breach or default beyond applicable notice and/or cure period on the part of Tenant in the performance of any covenant or

agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees. Notwithstanding anything to the contrary in the foregoing or elsewhere in this Lease providing for the Tenant's indemnification of the Landlord, in any such case same shall mean that the Tenant shall assume the liability for, defend with counsel selected by the Tenant (but reasonably acceptable to the Landlord) and at the Tenant's cost and/or its insurer's cost hold the Landlord harmless from and against any such claim, demand or liability. The Tenant shall have the full and sole right to control, settle, and/or compromise any claims, demands, liabilities, penalties, losses, expenses, damages, costs, causes of action, or any other matters for which it so assumes the liability, provided such settlement or compromise of claim does not place any burden, financial or otherwise, on Landlord.

(x) Not place this Lease on record without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

(xi) During the Term hereof, maintain and deliver to Landlord commercial general liability and personal property damage insurance policies (or certificates thereof) with respect to the Premises, in which Landlord, Tenant and Landlord's mortgagee and/or ground lessor, if required, shall be named as additional insureds, for a minimum of One Million ($1,000,000) Dollars combined single limit for coverage purposes only, with no obligation on the part of Landlord, Landlord's mortgagee and/or ground lessor to pay premiums. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least thirty (30) days notice to Landlord of cancellation and shall name Landlord as additional insured. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then upon at least five (5) business days' written notice, Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

B. Landlord covenants and agrees that Landlord will:

(i) At any time and from time to time upon not less than ten (10) days prior notice by Tenant, execute, acknowledge and deliver to Tenant, or to anyone Tenant shall designate, a statement of an appropriate officer of Landlord in writing certifying to the extent accurate that this Lease is unmodified and in full force and effect except as modified (and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the current actual knowledge of the signer of such certificate, without independent investigation, Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any sublessee hereunder or assignee hereof or any prospective purchaser or mortgagee of Tenant's interest herein.

(ii) Except for any negligent or intentional acts of Tenant, indemnify and save harmless Tenant against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Landlord or occurring outside the Demised Premises, and further indemnify and save Tenant harmless against and from any and all claims arising from breach or default beyond applicable notice and/or cure period on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees or licensees. Notwithstanding anything to the contrary in the foregoing or elsewhere in this Lease providing for the Landlord's indemnification of the Tenant, in any such case same shall mean that the Landlord shall assume the liability for, defend with counsel selected by the Landlord (but reasonably acceptable to the Tenant) and at the Landlord's cost and/or its insurer's cost hold the Tenant harmless from and against any such claim, demand or liability. The Landlord shall have the full and sole right to control, settle, and/or compromise any claims, demands, liabilities, penalties, losses, expenses, damages, costs, causes of action, or any other matters for which it so assumes the liability, provided such settlement or compromise of claim does not place any burden, financial or otherwise, on Tenant.

(iii) Landlord shall procure and maintain throughout the Term (a) commercial general liability insurance typically carried by prudent lessors of properties similar to the Building, including contractual liability coverage, covering bodily injury and property damage liability and, unless insured under a business automobile policy, automobile ownership, non-ownership and hired car liability; (b) workers' compensation and other statutory disability insurance as required by the state in which the Building is located covering all employees of the Landlord; and (c) special form property insurance covering the Building and all other improvements against risks of direct physical loss or damage including without limitation, fire, lightning, vandalism, terrorism, earthquake, sinkhole collapse, subsidence, flood, windstorm, collapse, debris removal, loss occasioned by operation of building laws including demolition and increased cost of construction for the full replacement value thereof without deduction for physical depreciation, including resulting loss of rental income, and with such deductible amounts as the Landlord shall reasonably deem advisable. Such insurance will not include coverage on any property belonging to Tenant (except that Landlord's insurance shall cover reconstruction to a so-called vanilla shell condition plus all Landlord's Work and any alterations performed by or on behalf of Tenant that have become Landlord's property pursuant to the terms hereof or applicable law) nor will it cover any resulting loss of use or loss of Tenant's business income. Landlord's insurance may also include such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as Landlord reasonably deems appropriate and as are then commonly insured against with respect to similar properties in similar locations.

10. LANDLORD'S SERVICES. During the Term and any renewal term, Landlord shall furnish the following services:

A. Heating and cooling during "Business Hours" on "Business Days" (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, consistent with other Class "A" office buildings in the eastern Monmouth submarket, it may be required for

the comfortable occupancy of the Demised Premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the Demised Premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's full access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant agrees that Tenant, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Lessor's said mechanical installations without Landlord's prior consent.

B. During Business Hours Landlord shall maintain the common areas to a temperature of not less than 68 degrees (provided outdoor temperature is not less than 0 degrees Fahrenheit) and not greater than 72 degrees (provided outdoor temperature is no more than 90 degrees Fahrenheit).

C. Cold and hot water at standard building temperatures to all common lavatories, as well as the kitchen located within the Demised Premises, for ordinary drinking, cleaning, sanitary and lavatory purposes.

D.

1. Tenant shall make no substantial alterations or additions to the electric equipment and/or appliances except as permitted in Section 8.

2. Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant's requirements or from any cessation or interruption of the supply or current (except as a result of negligence or willful misconduct of Landlord, its employees, agents or contractors), nor shall any such loss, damage or expense, or non supply of electric service or current in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

3. Tenant shall make no changes, alterations, additions, substitutions ("changes") to any risers, conduits, meters, panel boxes, switch gear, wiring or any other part of the electric service without the express prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Any changes requested by Tenant shall be sent in writing to Landlord, and if, in the reasonable judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, within thirty (30) days after receipt of a bill indicating the amount due therefor.

E. Electrical lighting, cleaning and maintenance of the common areas of the Building and Land, including landscaping, parking lot cleaning and ice and snow removal from all parking areas, steps, walkways, etc.

F. Landlord shall provide HVAC services to Tenant beyond Business Hours provided that (i) Tenant pays to Landlord, as additional rent, a special charge not to exceed $75 per hour (herein referred to as "extra hours charge"), (ii) Tenant's request for the same shall be received by Landlord prior to 2:00 P.M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P.M. on the day preceding any required extra hours service before Business Hours on weekdays, and prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday. Notwithstanding the foregoing, Landlord shall ensure one elevator remains in service at all times.

G. The term "Business Hours", as used in this Lease, shall mean all times between 7:00 A.M. and 7:00 P.M. on Monday to Friday and Saturday from 9:00 A.M. to 1:00 P.M., excluding all days observed by the State or Federal governments (herein called "holidays"); provided, however, that Martin Luther King's Birthday, President's Day, Good Friday, Columbus Day, Election Day and Veterans Day shall not be "holidays" for purposes of this Lease even though they are observed by the State or Federal governments. Tenant shall, however, have access to the premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish HVAC services during other than Business Hours on Business Days unless Tenant has requested the same in accordance with sub-section (H)(i) above.

H. Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, casualty or accident, acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's reasonable control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary to be made. Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this subparagraph. However, Landlord does agree to provide a rent abatement for a service interruption of more than five (5) consecutive business days.

11. ASSIGNMENT, SUBLETTING, ETC.

A. Tenant, for itself, its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant (and expiration of all applicable notice and cure periods), collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent

herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

B. Except in the event of an assignment or sublease not requiring Landlord's consent per Section 11(D), if Tenant intends to and has entered into a proposed assignment of this Lease, such assignment shall be subject to the provisions of this Article 11 and Tenant shall send Landlord a written notice ("Tenant's Notice of Intention") advising Landlord of Tenant's intention to finalize the assignment in accordance with the terms of that instrument and an executed copy of the proposed assignment. Landlord shall have a period of ten (10) business days after receipt from Tenant of such Notice to advise Tenant that Landlord consents or refuses to consent (specifying the basis for such refusal) to such proposed assignment.

C. Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to the proposed assignment, provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed assignment of the Lease if, in the reasonable judgment of Landlord, the business of such proposed assignee is not compatible with the type of occupancy of the Building, or such business will create materially increased use of the common facilities of the Building or conflict with the provisions of any other lease or agreement affecting the Building. The use of the Premises for the Permitted Use shall be deemed to comply with this provision.

D. Notwithstanding Sections 11(A), (B) and (C) above, Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of Paragraph B of this Article 11, shall have the right to assign this Lease or sublet the Premises to, or allow the Premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant, a successor by merger or a purchaser of all or substantially all of Tenant's assets, provided, however, that no such assignment or subletting shall be deemed to relieve it of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease. In addition, Tenant shall have the right, without the consent of Landlord, to assign this Lease or to sublet all or any portion of the Premises to Tenant's parent corporation; a corporation owned or directly or indirectly controlled by Tenant's parent corporation; a wholly-owned subsidiary of Tenant or any of Tenant's direct or indirect subsidiaries; a corporation which acquires all or substantially all of the assets of the Tenant; a corporation which acquires all or a majority of the outstanding stock of Tenant; or to any corporation resulting from the consolidation or merger of Tenant named herein, into or with any other business organization. In the event of any such assignment, Tenant shall remain liable under the terms of this Lease.

E. In the event Tenant assigns this Lease, as permitted by this Article 11, (other than pursuant to Section 11(D)) such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within five (5) days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an

agreement on the part of the assignee, satisfactory to Landlord in its reasonable discretion, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Tenant's obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Tenant hereunder.

12. LANDLORD'S RIGHTS. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

A. To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building without liability to Tenant, provided that Tenant's use and enjoyment of the Premises are not adversely affected thereby and Landlord reimburses the Tenant for Tenant's out of pocket cost due to such change of address including but not limited to new stationery and business cards.

B. At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the Premises or Tenant shall have the remedies set forth in Section 10I.

C. To erect, use and maintain, at Landlord's expense, pipes, ducts, shafts and conduits in and through the existing walls, floors and ceilings of the Demised Premises, provided same do not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

D. To charge to Tenant any reasonable expense, as additional rent, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the Premises are made or done after Business Hours at Tenant's request.

E. Subject to the following sentence Landlord may exercise any or all of the foregoing rights thereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without limitation or abatement of rent or other compensation and such acts shall have no effect on this Lease. Landlord agrees to use commercially reasonable efforts in each case, to minimize interference with Tenant's business at the Demised Premises or Tenant shall have the remedies set forth in Section 10I.

13. DAMAGE BY FIRE, ETC.

A. If the entire Premises or any part thereof shall be damaged by fire or other casualty, Landlord shall advise Tenant of Landlord's general contractor's reasonable estimate of

the time required to repair same, and Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, the rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable if less than the entire Premises, shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances made or removable by Tenant except as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

B. In case the Building shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building or the Premises shall, in Landlord's or Tenant's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or if damage requiring in excess of four (4) months to repair occurs during the last twelve (12) months of the term, then Landlord or Tenant may, at its option, terminate this Lease and the Term and estate hereby granted by notifying the other party in writing of such termination within thirty (30) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire as of the date of such casualty with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent payable hereunder shall be apportioned as of such date.

C. If any repair is not completed within thirty (30) days of the original estimated period, then Tenant may, at its option, terminate this Lease and the Term and estate hereby granted by notifying Landlord in writing of such termination at any time after such thirty (30) day period. In the event that such a notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire as of the date of such casualty with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the rent payable hereunder shall be apportioned as of such date.

D. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under it by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties or any other insurance coverages obtained or required to be obtained hereunder, if such fire or other casualty or other insured event shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. Each of Landlord and Tenant agrees that its policies will include a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder, so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefor, so long as the other party pays such extra cost.

14. CONDEMNATION.

A. In the event that the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease, and the Term

and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that part of the Building or material portions of the Land shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord's option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, and the rent payable hereunder shall be adjusted in proportion to the area of the Premises affected by such taking. In the event that only a part of the Building shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking. Notwithstanding anything to the foregoing, if parking or access to the Land and Building or Tenant's use and enjoyment of the Premises are materially and adversely impacted due to such condemnation or taking, Tenant shall have the right to terminate this Lease. If Tenant desires to exercise its right to terminate, it must notify Landlord within one hundred twenty (120) days of such condemnation or taking, failing which Tenant shall be deemed to have waived its right to terminate.

B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the rent payable hereunder shall be apportioned as of such date.

C. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the Premises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire award in the condemnation proceeding, including any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority except as specifically provided by the condemning authority, provided Tenant shall have the right to assert a claim against the condemning authority for the value of movable fixtures and equipment installed and paid for by Tenant and for relocation expenses. In addition, Tenant may make any other claim, provided that the payment of any award to Tenant as to such other claim does not diminish the amount which would otherwise be paid to Landlord or the mortgagee by that condemning authority.

D. It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period; provided, however, that in the event the Demised Premises are not available to Tenant all Fixed Rent and additional rent shall abate until such time as the Demised Premises are again available to Tenant.

15. <u>COMPLIANCE WITH LAWS</u>.

A. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof by virtue of Tenant's specific use, as opposed to Tenant's mere occupancy, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the specific use or manner of use to which Tenant puts the Premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof.

B. Landlord, at Landlord's sole cost and expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Building and Land.

16. DAMAGE TO PROPERTY.

A. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning or other similar or dissimilar systems serving, located in, or passing through, the Premises, and the damage or defective condition shall be remedied by Landlord at Landlord's expense, with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the improper use by, Tenant or by the employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, within thirty (30) days after the receipt of a bill indicating the amount due therefor.

B. All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or Demised Premises shall be there at the sole risk of Tenant and neither Landlord nor Landlord's agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds unless caused by any negligent or intentional act of Landlord or Landlord's agents or contractors, or by any act or neglect of other tenants or occupants of the Building or of any other person.

C. All damage or injury to the Premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtenances or equipment caused by Tenant's moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and

replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the existing work or installations, and to the reasonable satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, within a reasonable period of time after written notice from Landlord, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of rent due and payable hereunder.

17. SUBORDINATION.

A. Subject to Landlord's obligations herein and provided that the Tenant's rights under this Lease are respected, this Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This subparagraph (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any reasonable instrument that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request provided such instrument includes commercially reasonable non-disturbance language.

Should Tenant so request in writing, Landlord agrees to use commercially reasonable efforts to obtain a non-disturbance agreement from any future mortgagee of Landlord, in form and substance reasonably acceptable to Tenant.

B. Subject to Landlord's obligations under this Paragraph 17, Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the Term of this Lease. The foregoing provisions shall inure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, mutually acceptable to the Tenant, owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth herein and shall apply for the remainder of the Term of this Lease. Nothing contained in this subparagraph B shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

C. Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, to anyone claiming by, through or under either of them, then such holder shall not be:

1. liable for any act or omission of any prior landlord (including Landlord herein), except that such successor shall be liable for any acts or omissions of a continuing nature; or

2. subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein) except to the extent attributable to or arising out of any acts or omissions of a continuing nature; provided such offsets or defenses shall remain in effect as against any such prior landlord (including, but not limited to, Landlord herein); or

3. bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein).

D. Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be reasonably requested by the holder of any mortgage on the Landlord's interest in the Land and/or the Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

18. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and sent by (1) registered or certified mail with return receipt requested, postage prepaid, or (2) reputable overnight delivery, such as Federal Express, addressed to Landlord at Landlord's address and to Tenant at Tenant's address, or of the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address; and shall be deemed to have been duly given when received or delivery refused as indicated on the return receipt or delivery report. Either party may at any time change the address for such notices, consents, approvals, requests or demands by setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All building communications may be served by ordinary mail or otherwise delivered to Tenant. For the purpose hereof, the term "building communications" shall be deemed to by any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building.

19. CONDITIONS OF LIMITATION. This Lease and the Term and estate hereby granted are subject to the limitation, but also subject to the Tenant's rights under this Lease or otherwise at law or in equity, that if prior to or during the Term of this Lease:

A. Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof,

B. A petition is filed by or against Tenant under the reorganization provisions of the United State Bankruptcy Act or under the provisions of any law of like import, unless such

petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing,

C. Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

D. A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall have not been discharged within ninety (90) days from the date of his appointment,

E. Tenant shall default in the payment of any rent or additional rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after written notice to Tenant.

F. Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord.

G. Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article II hereof, or

H. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in subparagraphs A, B, C, D and G of this Article 19, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant," as used in said paragraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all of any one of them; and if this Lease shall have been assigned, the term "Tenant," as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor so released.

20. <u>RE-ENTRY BY LANDLORD</u>.

A. If Tenant shall be in default beyond any applicable notice and/or cure period, then Landlord shall give to Tenant a written notice specifying such default, and Landlord or Landlord's agents and servants may, upon at least twenty (20) business days' prior written notice, immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the

same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. In the event that Landlord shall re-enter the Premises under the provisions of this Article 20 or in the event of the termination of this Lease (of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall be liable for payment of rent and additional rent to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

B. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

C. In the event of (1) the termination of this Lease under the provisions of Article 19 hereof, (2) the re-entry of the Premises by Landlord under the provisions of this Article 20, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder beyond any applicable notice and/or cure period on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.

21. DAMAGES.

A. In the event of any termination of this Lease under the provisions of Article 19 or in the event that Landlord shall re-enter the Premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages, at the election of Landlord, either:

1. a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the present value of the excess, if any, using a discount rate equal to the prime rate of interest set by Citibank (or its successor) plus three percent (3%), of (i) the aggregate of all rent which would have been payable hereunder by Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted, in excess of (ii) the aggregate of all rent of the premises for the same period based upon the then local market rental value of the premises; or

2. sums equal to the aggregate of all rent which would have been payable by Tenant has this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full Term hereby granted as and when due and payable; provided, however, that if Landlord shall re-let all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first

deducting from the gross rents as and when received by Landlord from such re-letting the reasonable expenses incurred or paid by Landlord in thereof, as well as the reasonable expenses or re-letting, including brokers' commissions and all other similar expenses properly chargeable against the Premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, provided any such excess shall be applied against future amounts due from Tenant, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

B. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Premises.

C. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder beyond any applicable notice and/or cure on the part of Tenant.

D. In addition to the amounts set forth above, in the event of the non payment of any monies due pursuant to this Lease, whether the same be deemed rent or otherwise, after the expiration of any applicable notice and cure period, Tenant shall pay to Landlord interest at a rate, which is the lesser of the prime rate of interest set by Citibank (or its successor) or the maximum permitted pursuant to the laws of the state of New Jersey. It is expressly acknowledged and agreed between the parties that said default rate shall continue beyond entry of judgment until such time as such monies are paid. Additionally, Tenant shall reimburse Landlord for any costs and expenses, including reasonable attorneys' fees incurred in connection with the enforcement of Landlord's rights pursuant to the terms of this Lease.

E. Landlord shall in all cases be obligated to use commercially reasonable measures to mitigate its damages, costs and expenses in the course of exercising its rights under Articles 19, 20, 21 and any other relevant provisions of this Lease.

22. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

23. NO WAIVERS.

A. No receipt of money by Landlord from Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Demised Premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the Term of this Lease, or affect any such notice, demand or suit.

B. No delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder or to seek any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof not shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

C. No act done or thing said by Landlord or Landlord's agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, not relieve Tenant of Tenant's obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

D. No failure by Landlord to enforce any of the Rules and Regulations against Tenant and/or other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord.

E. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any rent check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

24. PARTIES BOUND. The covenants, agreement, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 24 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period

ending with a subsequent transfer of such interest, and that a Lease of the entire interest shall be deemed a transfer within the meaning of this Article 24.

25. CURING TENANT'S DEFAULTS. If Tenant shall default in the performance of any covenant, agreement, terms, provision or condition herein contained beyond any applicable notice and cure period, Landlord, without thereby waiving such default, may perform the same for the account and at the reasonable expense of Tenant, without notice in a case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists. Bills for any reasonable expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such reasonable costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

26. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by certified mail, return receipt requested or nationally recognized overnight mail, a copy of any Notice of Default served upon the Landlord, provided that, prior to such notice, Tenant has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise, of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have the same time to cure as Landlord.

27. TENANT'S ENVIRONMENTAL RESPONSIBILITIES UNDER THE NEW JERSEY INDUSTRIAL SITE RECOVERY ACT (ISRA)

A. Tenant shall provide the Landlord with the Tenant's North American Industrial Classification System (NAICS) code for its proposed use, and a listing of all hazardous substances or waste to be used on the Premises (except those typically used for office use, such as copier and cleaning supplies), if any, as such terms are defined in ISRA. This obligation shall be deemed a continuing one throughout the Term of the Lease and any renewals hereof, and Tenant shall update and modify such information required. Tenant, by execution of this Lease, agrees to provide Landlord, within a reasonable time after written request, with any and all information which may be required under ISRA to the extent same is applicable due to Tenant's subject use of the Premises, and shall provide Landlord with copies of all environmental permits and applications sought and/or received for the Premises and notify the Landlord in writing of

any and all administrative orders concerning the Premises. Nothing herein shall make the Landlord responsible to file or prepare permits or applications on behalf of the Tenant.

B. In the event that Tenant is not exerting reasonable efforts to comply with ISRA to the extent compliance is required due to Tenant's subject use of the Premises, then Landlord shall have the option, but not the obligation, to comply with ISRA, and all costs of compliance including reasonable attorney's fees shall be the responsibility of Tenant and shall constitute additional rentals.

C. Tenant shall be solely responsible for all penalties, fines or administrative orders imposed by the New Jersey Department of Environmental Protection arising from Tenant's use of hazardous materials at the Premises and shall indemnify and hold Landlord harmless from same, to the extent permitted by law. Landlord shall be solely responsible for all other penalties, fines or administrative orders imposed by the New Jersey Department of Environmental Protection and shall indemnify and hold Tenant harmless from same, to the extent permitted by law.

D. Tenant shall be responsible for cleanup by reason of ISRA compliance, as required under this article, pertaining to the Premises or any other part of the premises of which the leased premises is a part, only to the extent that such cleanup is required due to the Tenant's use of the Premises during the Term of this Lease or any renewals or extensions thereof for an ISRA-subject use.

E. HAZARDOUS SUBSTANCES. Landlord represents, warrants and agrees that to the best of its knowledge and belief: (i) the Building and its uses and operations complies, and will comply, with all environmental statutes; (ii) the Building and the land on which it is located (collectively, the "Property") has not been used or allowed to be used by Landlord or, to the best of Landlord's knowledge, any previous owner, to emit through ground, water or air, refine, manufacture, generate, produce, store, contain, handle, transfer, process, treat or transport hazardous substances; (iii) the Property has never been the subject of any federal or state hazardous substance related list; (iv) the Property has never required closure or clean-up of hazardous substance; and (v) no asbestos, Polychlorinated Biphenyls or other hazardous substance or underground storage tanks exist or have existed or will exist on the Property. Landlord warrants and represents that it will be solely liable for the clean-up and removal of hazardous substances and the restoration of the Property related to hazardous substances now and in the future existing at the Property except to the extent generated, used or brought onto the Property by Tenant, its employees, guests or invitees. Landlord will defend, indemnify and hold Tenant harmless from and against any and all direct liabilities, damages, losses, costs, assessments, penalties, fines, expenses and fees, including reasonable legal fees, related to Landlord's breach of any of the above representations and warranties or the presence of hazardous substances at the Property except to the extent generated, used or brought onto the Property by Tenant, its employees, guests or invitees.

28. MISCELLANEOUS.

A. If in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender or the New Jersey Economic

Development Authority or its nominee shall request Estoppel Agreements, Subordination Agreements and/or reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder, impair the Tenant's use and enjoyment of the Premises, or materially decrease the obligations of Landlord hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the Tenant, it duly certified officer or partner, as the case may be.

B. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default or has defaulted in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable notice and cure period provided in this Lease.

C. Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

D. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

E. Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

F. The term "Landlord" as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord arising on and after such sale or transfer.

G. The words "herein," "hereof," "hereunder," "hereafter," and the words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

H. In all cases where Landlord's consent or approval is required under this Lease, Landlord covenants and agrees that such covenant or approval shall not be unreasonably withheld, conditioned or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable notice and cure period provided herein.

I. Landlord does not, in any way for any purpose, become a partner of Tenant in the conduct of business or otherwise, a joint adventurer or a member of a joint enterprise with Tenant.

J. Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the Building in which the Premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements on the Land from time to time and to make alterations thereof or additions thereto and to build adjoining same and to construct double-deck or elevated parking facilities, so long as same does not materially or adversely interfere with Tenant's use of occupancy of or access to Premises.

K. Each the Landlord and Tenant covenant and represent to the other that no real estate agent or broker was involved in bringing about this transaction other than the broker identified in Preamble item (18). Each Landlord and Tenant agree to indemnify, defend and hold harmless each other from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including but not limited to, reasonable counsel fees incurred in the defense of any action or proceeding) to which the other party may be subject or suffer by reason of a breach of the foregoing covenant and representation. The Landlord shall pay the broker identified in the Preamble item (18) its commission or other fees when same are earned, due and payable and such costs shall not be part of the common charges or otherwise charged to the Tenant.

L. Notwithstanding anything to the contrary set forth herein, neither party shall be liable to the other for any incidental, consequential or punitive damages.

29. INABILITY TO PERFORM. Except as otherwise provided in this Lease, this Lease and the obligations of the parties hereunder shall in no ways be affected, impaired or excused because a party is unable to fulfill any of its obligations under this Lease or is delayed in doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond such party's reasonable control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God; provided the foregoing shall not excuse any obligation regarding the payment of money.

30. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to in Article 8 hereof), which shall remain in the Premises or any part thereof after the expiration or termination of the Term of this Lease shall be deemed to have abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

31. EXCULPATION. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of the partners, members, officers of the parties with respect to any of the terms,

covenants and conditions of this Lease. Tenant shall look solely to the equity, if any, of Landlord in the Land and Building and rents and profits therefrom for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

32. ARTICLE HEADINGS. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

33. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant is not in default beyond the applicable notice and cure period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth; provided, however, that any such ground lessors or mortgagees respect the Tenant's rights to quiet enjoyment and peaceable possession under this Lease so long as the Tenant is not in default hereunder.

34. HOLDING OVER. If the Tenant retains possession of the Demised Premises or any part thereof after the termination of the Term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord Fixed Rent at one and one-half (1 ½) times the rate specified in Article 3, together with additional rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all direct (but not consequential damages) sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the Demised Premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at one and one-half (1 ½) times the monthly Fixed Rent set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 34 do not exclude the Landlord's rights of re-entry or any other right hereunder.

35. RENEWAL PERIOD. Provided no Event of Default shall have occurred and be continuing on the date Tenant gives Landlord notice of Tenant's election to extend the Lease Term for the applicable renewal period, Tenant shall have two (2) options to extend the Lease Term for a period of five (5) years each on fifty percent (50%) or more of its current Demised Premises commencing at the expiration of the initial Lease Term. In the event that Tenant shall desire to extend the Lease Term for the renewal period herein granted, Tenant shall advise Landlord by notice no later than nine (9) months prior to the expiration of the then current Lease Term. Time is of the essence with respect to the giving of a renewal notice. If Tenant shall fail to deliver notice of Tenant's election to extend the Lease Term for the next succeeding renewal period by the date set forth herein, Tenant's right to do so shall be deemed waived and of no further force and effect, regardless of whether Landlord shall have taken any action in reliance upon the fact that the notice was not given.

If Tenant exercises said renewal option, the Lease Term shall be automatically extended for the renewal period covered by such renewal option upon the same terms and conditions as are in effect immediately preceding the commencement of such renewal period, except that (x) Tenant shall not have any further option to extend the Lease Term beyond the expiration of the renewal period, and (y) "Fixed Rent" shall be calculated at the Fair Market Rental Rate (defined below), and without execution of any extension or renewal lease. Any cancellation or termination of this Lease shall terminate any option to extend or renew the Lease Term pursuant hereto.

Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty (20) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rental Rate. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental in writing. In the event Tenant fails to accept the new rental proposed by Landlord, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so elect in writing within Tenant's Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Landlord.

In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Rate which triggers the negotiation period of this Section, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

(a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer, appraiser, or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker, appraiser, or lawyer as to his or her opinion as to

Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Premises is the closer to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

(b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.

(c) The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

(d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Assignment Judge of the Superior Court of Monmouth County, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e) The cost of arbitration shall be paid by Landlord and Tenant equally.

36. SIGNAGE. Landlord shall remove the existing exterior façade signage at Landlord's sole cost and expense. Landlord agrees Tenant may install new exterior signage specific to Tenant, at Tenant's sole cost and expense, subject to Landlord's reasonable approval and compliance with applicable local zoning and building code.

37. LANDLORD'S DEFAULTS. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord; provided, however, that it the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and is diligent in prosecuting the same to completion, thereafter Tenant shall, in addition to all rights at law or in equity, have the right to perform such obligation and deduct the reasonable cost thereof from the succeeding installment(s) of rent or, if such default is material in nature and prevents Tenant from operating its business in the Premises in a reasonable manner, to terminate this Lease. Landlord shall reimburse Tenant for any costs and expenses, including reasonable attorneys' fees incurred in connection with the enforcement of Tenant's rights pursuant to the terms of this Lease to the extent Tenant prevails in such action.

38. RESERVED PARKING. Tenant shall have the right to exclusive use of four (4) parking spaces, as indicated on Exhibit C, without additional charge. Upon vacation of the Building by ESP, Tenant shall have the right upon notice to Landlord to replace its reserved

parking spaces with those previously used by ESP, in which Landlord shall replace such reserved parking signs with signs indicating such spaces are reserved for Tenant's exclusive use.

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IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.

Signed, Sealed and Delivered

FOUR INDUSTRIAL WAY HOLDINGS, LLC
(Landlord)

By: ______________________________
Name: Corbett Donato
Title: Managing Member

WAYSIDE TECHNOLOGY GROUP, INC.
(Tenant)

By: ______________________________
Name: chairman & CEO
Title: Simon Nynens

ME1 21939229v.4

Exhibit A

Floor Plan


OPEN TO BELOW
GLASS WALL
MEDIASCAPE SPACE
BUILDING ELECTRICAL & ROOF ACCESS
LOGO WALL
STACK SAX GEAR AND GO
DROP DOWN PROJECTION SCREEN
SOCIAL DINING
BUILT-IN TV SCREENS

DEMOLITION PLAN

N.T.S.

SPACE PLAN

SCALE: 1/8"=1'-0"

Facilities Consultant:

AZTEC

THE AZTEC CORPORATION

Project Title and Location:

WAYSIDE TECHNOLOGIES
4 INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY

Building Owner:

Tenant/Occupant:

WAYSIDE TECHNOLOGIES

Drawing Title/Floor:

SPACE PLAN
THIRD FLOOR

No	Revision	Date

Initial Dwg Date: FEBRUARY 22, 2016

Scale: 1/8"=1'-0"

Job No.:

Chk By:

Drawn By: AHP

Team Leader: AHP

PLAN NORTH

Dwg No:

SP-A3-05

Exhibit B

Landlord's Work

Exhibit B

Landlord's Work

THE INITIAL PREPARATION OF THE DEMISED PREMISES FOR TENANT'S OCCUPANCY SHALL BE GOVERNED BY THE PROVISIONS OF THIS EXHIBIT

PART I - PLANS AND SPECIFICATIONS

A. Building Plans and Specifications:

Landlord will cooperate with Tenant and its architect in preparing architectural drawings for Landlord's Work in the Premises ("Construction Drawings"). The Construction Drawings to be prepared by Tenant's architect shall reflect the complete scope of work needed to complete the improvements required by Tenant for occupancy under the Lease. The Construction Drawings shall include at a minimum full architectural, electrical, plumbing, and mechanical drawings. Tenant shall be responsible for the full cost of it's architect's preparation of the Construction Drawings, provided Landlord shall contribute $1.75 per square foot of the Premises toward the cost thereof ("Architect's Fee") upon completion and acceptance of the Construction Drawings by Landlord. Tenant shall be required to complete and submit the Construction Drawings to Landlord on or before March 18, 2016. Landlord shall have five (5) working days after submission to review same. If Landlord does not notify Tenant of any objections within such period, the Construction Drawings shall be deemed approved by Landlord. If Landlord has any objections, Landlord shall advise Tenant of same in sufficient detail to allow Tenant to respond and Tenant shall revise and re-submit within five (5) working days . The process set forth above, modified to replace all periods with three (3) working days, shall continue until Landlord has approved the Construction Drawings. The final Construction Drawings will be attached as Exhibit B-1 to this Lease. Tenant's failure to submit the Construction Drawings prior to March 18, 2016, shall postpone the Anticipated Commencement Date of the Lease on a day for day basis until the plans are received by Landlord.

B. Changes In Scope of Work:

1. Tenant will be permitted to make adjustments or changes to the approved plans and finishes provided the work has not yet been constructed. Landlord will advise Tenant upon receipt of a Tenant change order request of any additional cost and/or time delays to be incurred by tenant. The change order must be reviewed and approved within five (5) working days of submission. Tenant's failure to provide written approval of any Tenant requested change order within such five (5) working day period shall be deemed a denial.

2. Landlord will be permitted to propose adjustments or changes to the approved plans and finishes provided Landlord's general contractor reasonably determines that any portion of the work or specific finish materials specified by Tenant could delay the Anticipated Completion Date under the Lease. Landlord will advise Tenant of such delays in writing and Tenant shall

promptly respond by either accepting delays to the Anticipated Commencement Date or providing alternate materials. Tenant's failure to respond to Landlord shall be deemed approval of the Landlord's proposed delay to the Anticipated Commencement Date.

PART II - LANDLORD'S RESPONSIBILITY

1. The approved Construction Drawings shall be submitted by Landlord to the appropriate governmental authorities for plan checking and the issuance of required permits and approvals. Landlord and Tenant shall cooperate to make any changes to the Construction Drawings necessary to obtain permits. After final approval of the Construction Drawings by applicable governmental authorities, no further changes may be made thereto, unless minor changes are necessitated by field conditions as determined by Landlord, without the prior written approval of both parties, and then only after agreement by the party requesting such change to pay any excess costs resulting from the design and/or construction of such changes. Landlord shall consult with Tenant with regard to the awarding of contracts for the performance of Landlord's Work. Landlord shall promptly cause its contractor to begin the Landlord's Work and shall supervise the completion of such work and pursue substantial completion thereof with reasonable speed and diligence in accordance with the Construction Drawings and permits. Landlord shall use all reasonable efforts to cause the Landlord's Work to be completed on or before the Anticipated Commencement Date.

2. All work performed in the construction of Landlord's Work shall be performed in a good and workmanlike manner, in accordance with the Construction Drawings, permits and all legal requirements. All materials will be new and of first-class quality. Contractors shall provide and install protective coverings on all walls, door facings, corners, and other reasonable areas along the route to be followed during a delivery. There shall not be used any hand trucks except those equipped with rubber tires. Landlord's Work shall not be constructed with or contain any Hazardous Materials. Landlord shall install and maintain temporary HVAC filters during the construction of Landlord's Work to prevent any dust, dirt or construction debris from entering into the HVAC system. At the completion of the Landlord's Work, Landlord shall replace, at its sole cost, the existing filters with new filters.

3. The Landlord's Work shall be considered "substantially completed" for all purposes hereunder when a certificate of occupancy or similar municipal approval permitting Tenant's use and occupancy of the Premises is obtained and Tenant's architect certifies to the parties that the Landlord's Work has been substantially completed (except for minor finish-out and Punch List items as set forth below, the non-completion of which will not interfere with Tenant's use of the Premises) in substantial compliance with the Construction Drawings. Landlord shall notify Tenant when the Landlord's Work is completed and the Premises is ready for inspection. Tenant shall inspect the Premises within three (3) working days of notification. Tenant's architect will have five (5) working days from date of inspection to notify Landlord of any work that is not deemed to be substantially complete. If no notice is received from Tenant's architect, Tenant and Landlord shall deem the work to be substantially complete.

4. Within five (5) working days after delivery of possession of the Premises to Tenant, Landlord and Tenant shall jointly prepare a list identifying all items of the Landlord's Work that have not yet been completed, the absence of which will not interfere with Tenant's use of the Premises (the "Punch List"). Landlord will cause the general contractor to complete the Punch List as promptly as possible after preparation thereof, but in any event within thirty (30) days of substantial completion.

5. Landlord shall be responsible for the cost of the Landlord's Workup to the Improvement Allowance. Any additional cost shall be borne by Tenant. If the cost of the Landlord's Work (including the Architect's Fee) is less than the Improvement Allowance, Tenant shall not be entitled to any portion of such excess monies.

PART III - TENANT'S RESPONSIBILITY

1. Tenant's data wiring shall be furnished and installed by Tenant at Tenant's expense. Cabling to be strap hung to structure above or placed in cable trays. No wiring will be permitted to lie on ceiling grids or tile. All cable must meet fire code regulations.

2. Tenant shall be permitted to perform work in the Premises during the construction of the Landlord's Work, provided Tenant's contractors shall work in harmony and not interfere with Landlord's and Landlord's agents' constructing Landlord's Work. If at any time such entry shall cause or threaten to cause such disharmony or interference, including labor disharmony, Landlord shall promptly provide notice thereof to Tenant and the parties shall cooperate to avoid any such interference.

3. Tenant shall pay, within twenty (20) days of invoice from Landlord, for the cost of completed Landlord's Work in excess of the Improvement Allowance (provided Landlord shall furnish copies of paid invoices evidencing the Improvement Allowance has been fully disbursed on account of completed Landlord's Work).

Exhibit C

Tenant's Reserved Parking